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               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                 Date of Report:  June 25, 1997
       Date of Earliest Event Reported:  November 1, 1996



                 TCI PACIFIC COMMUNICATIONS, INC.
     -----------------------------------------------------
     (Exact name of Registrant as specified in its charter)


                       State of Delaware
            ---------------------------------------
         (State or other jurisdiction of incorporation)


       1-9554                                 04-2980402
------------------------         ------------------------------------
(Commission File Number)         (I.R.S. Employer Identification No.)


          5619 DTC Parkway
        Englewood, Colorado                         80111
---------------------------------------        --------------
(Address of principal executive offices)         (Zip Code)


 Registrant's telephone number, including area code:  (303) 267-5500

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Item 4.   Changes in Registrant's Certifying Accountant.
------    ----------------------------------------------

     Due to the acquisition of the Company by TCI Communications, Inc. ("TCIC"), effective November 1, 1996, the Company dismissed Price Waterhouse LLP ("Price Waterhouse") as its independent accountants. Simultaneously, the Company engaged KPMG Peat Marwick LLP, the independent accountants of TCIC, to be its new independent accountants. Such change in independent accountants was not specifically approved by the Company's Board of Directors.

     The reports of Price Waterhouse on the financial statements of the Company for the seven months ended July 31, 1996 and for the fiscal years ended December 31, 1995 and 1994 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the fiscal years ended December 31, 1995 and 1994 and through November 1, 1996 there were no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their report on the financial statements for such periods.

Item 7.   Exhibit
------    -------

     (16) Letter re change in certifying accountant.

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                           SIGNATURES
                           ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 25, 1997



                                   TCI PACIFIC COMMUNICATIONS,INC.
                                   (Registrant)



                                   By:/s/  Stephen M. Brett
                                      ------------------------------
                                      Stephen M. Brett
                                        Senior Vice President
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                          EXHIBIT INDEX
                          -------------

The following exhibit is filed herewith (according to the number assigned to it in Item 601 of Regulation S-K) as noted:


     (16) Letter re change in certifying accountant.